Exhibit 99.(g)(v)

LETTER AMENDMENT

January 25, 2019

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111-2900

Attn: Vice President, Custody

Dear Sir or Madam:

Lord, Abbett & Co. LLC (“Lord Abbett”), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored investment companies and State Street Bank and Trust Company (“State Street”) dated November 1, 2001, as amended (the “Agreement”), requests an amendment to the Agreement pursuant to Section 17.

Section 17 of the Agreement provides that: “in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms of the Agreement, it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio under the terms of the Agreement.” This Letter Amendment is to notify State Street that on October 31, 2018, the Board of Trustees of Lord Abbett Securities Trust (the “Trust”) executed an Amendment to the Declaration and Agreement of Trust to add Lord Abbett Focused Growth Fund, Lord Abbett Focused Large Cap Value Fund, Lord Abbett Focused Mid Cap Value Fund, and Lord Abbett Health Care Fund, each a series of the Trust, (each, a “Portfolio”). It is the Trust’s desire to have State Street render services as custodian and recordkeeper to the Portfolios under the terms of the Agreement; therefore, the Trust requests that State Street agree, in writing, to provide such services to the Portfolios, thereby making each Portfolio a Portfolio under the terms of the Agreement.

Attached is an Amended Exhibit A to the Agreement that includes the names of each Portfolio that participates in the Agreement.

We appreciate your prompt attention to this matter. Please indicate State Street’s acceptance by signing below.

On Behalf of :

Lord Abbett Securities Trust

/s/ Lawrence B. Stoller
Lawrence B. Stoller
Vice President and Assistant Secretary

Accepted:

/s/ Andrew Erickson

Andrew Erickson, Executive Vice President

State Street Bank and Trust Company

Enclosure

EXHIBIT A

Amended as of January 25, 20191

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland

Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland

Lord Abbett Credit Opportunities Fund	Statutory Trust	Delaware

Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland

Lord Abbett Equity Trust	Statutory Trust	Delaware
Lord Abbett Calibrated Large Cap Value Fund
Lord Abbett Calibrated Mid Cap Value Fund

Lord Abbett Global Fund, Inc.	Corporation	Maryland
Lord Abbett Emerging Markets Bond Fund
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Global Bond Fund
Lord Abbett Multi-Asset Global Opportunity Fund

Lord Abbett Investment Trust	Statutory Trust	Delaware
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Corporate Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Growth Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.	Corporation	Maryland

Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland
Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Yield Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund

[1]	As amended to reflect the addition of Lord Abbett Focused Growth Fund, Lord Abbett Focused Large Cap Value Fund, Lord Abbett Focused Mid Cap Value Fund, and Lord Abbett Health Care Fund, each a series of Lord Abbett Securities Trust.
A-1

Lord Abbett Research Fund, Inc.	Corporation	Maryland
Lord Abbett Calibrated Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust	Statutory Trust	Delaware
Lord Abbett Alpha Strategy Fund
Lord Abbett Focused Growth Fund
Lord Abbett Focused Large Cap Value Fund
Lord Abbett Focused Mid Cap Value Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Equity Research Fund
Lord Abbett Global Select Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett Health Care Fund
Lord Abbett International Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett International Value Fund[2]
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.	Corporation	Maryland
Bond-Debenture Portfolio
Calibrated Dividend Growth Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Equity Portfolio
International Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	Corporation	Maryland

[2]	Effective September 30, 2018, Lord Abbett International Dividend Income Fund was renamed Lord Abbett International Value Fund.
A-2